UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8‑K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report: February 25, 2019

 (Date of earliest event reported)

BIOPHARMX CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-37411	59-3843182
(Commission File Number)	(IRS Employer Identification No.)

15
115 Nicholson Lane San Jose, California	95134
(Address of Principal Executive Offices)	(Zip Code)

(650)  889-5020

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8‑K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a‑12 under the Exchange Act (17 CFR 240.14a‑12)
☐	Pre‑commencement communications pursuant to Rule 14d‑2(b) under the Exchange Act (17 CFR 240.14d‑2(b))
☐	Pre‑commencement communications pursuant to Rule 13e‑4(c) under the Exchange Act (17 CFR 240.13e‑4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On February 25, 2019, BioPharmX Corporation (the “Company”) received notification (the “Extension Letter”) from the NYSE American LLC (“NYSE American”) that provided an extension from February 27, 2019 until April 30, 2019 (the term of the extension, the “Plan Period”) to regain compliance with certain NYSE American continued listing standards (the “Listing Standards”).

On August 27, 2018, the Company previously received notification from NYSE American that the Company was not in compliance with the Listing Standards. Such notification stated that the Company’s shares of common stock had been selling for a low price per share for a substantial period of time. Pursuant to Section 1003(f)(v) of the NYSE American Company Guide, the NYSE American staff determined that the Company’s continued listing is predicated on it effecting a reverse stock split of its common stock or otherwise demonstrating sustained price improvement within a reasonable period of time.

The Company intends to regain compliance with the Listing Standards by undertaking a measure or measures in the best interests of the Company and its stockholders, including potentially effecting the reverse stock split approved by the Company’s stockholders. As disclosed on the Company’s Current Report on Form 8-K, dated August 17, 2018, the Company’s stockholders approved an amendment to the Company’s certificate of incorporation, which would effect a reverse stock split of its common stock at a ratio of not less than 1-for-2 and not greater than 1-for-25, with the exact ratio to be set within that range at the discretion of the Company’s board of directors before August 14, 2019, without further approval or authorization of the Company’s stockholders.

The Company’s common stock will continue to be listed and traded on NYSE American during the Plan Period, subject to the Company’s compliance with NYSE American’s other applicable continued listing standards. The Company’s stock symbol “BPMX” will be assigned a “.BC” indicator by NYSE American to signify that the Company currently is not in compliance with NYSE American’s continued listing standards. In the event the Company fails to regain compliance with the Listing Standards in accordance with Section 1009 of the NYSE American Company Guide during the Plan Period, the Company’s common stock will be subject to NYSE American’s suspension and delisting procedures.

A press release regarding this matter was issued by us on February 27, 2019, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d)

Exhibit No.	Description

99.1	Press release by BioPharmX Corporation dated February 27, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOPHARMX CORPORATION

Date: February 27, 2019	By:	/s/ David S. Tierney
		Name:	David S. Tierney
		Title:	Chief Executive Officer